Exhibit 4.4

                                                                  EXECUTION COPY

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM (IF AN OPINION OF COUNSEL IS REQUESTED BY THE COMPANY), THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR
(II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ___________
Number of Shares of Common Stock:  1,500,000
Date of Issuance: December 20, 2007 ("Issuance Date")

     GLOBAL AIRCRAFT SOLUTIONS INC., a Nevada corporation (the "Parent"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VICTORY PARK MASTER FUND, LTD., the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Parent, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 1,500,000 fully paid and nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). This Warrant is one of the Warrants to purchase Common Stock (the "SPA Warrants") issued on even date herewith pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of even date herewith (the "Subscription Date"), by and among the Parent, Hamilton Aerospace Technologies, Inc., World Jet Corporation, Hamilton Aerospace Mexico S.A. de C.V. and the Buyers referred to therein (the "Securities Purchase Agreement"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section
16. Capitalized terms not defined herein, shall have the meanings set forth on the Securities Purchase Agreement.

1. EXERCISE OF WARRANT.

     (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Parent of an amount equal to the then-applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in

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cash or wire transfer of immediately available funds or (B) by notifying the
Parent that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of the Exercise Notice for all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Business Day following the date on which the Parent has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Parent shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Parent's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Parent has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Parent shall (X) provided that the Transfer Agent is participating in The Depository Trust Parent ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at Holder's instruction pursuant to the Exercise Notice, Holder's agent or designee, in each case, sent by reputable overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Parent's share register in the name of the Holder or its designee (as indicated in the Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Parent shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Parent shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

     (b) Exercise Price. For purposes of this Warrant, "Exercise Price" means Zero Dollars and Forty-Five Cents ($0.45), subject to adjustment as provided herein.

     (c) Parent's Failure to Timely Deliver Securities. If the Parent shall fail, for any reason or for no reason, to issue and deliver to the Holder, within three (3) Business Days of receipt of the Exercise Delivery Documents, a

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certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Parent's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant (as the case may be), and if on or after such third (3rd) Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Parent (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Parent shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Parent's obligation to deliver such certificate (and to issue such shares of Common Stock) resulting from such exercise shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Bid Price on the date of exercise.

     (d) Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Parent upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

               Net Number = (A x B) - (A x C)
                            -----------------
                                    B

               For purposes of the foregoing formula:

               A= the total number of shares with respect to which this Warrant is then being exercised.

               B= the average of the Closing Bid Price of the Common Stock for the five (5) Trading Days immediately preceding the date of the Exercise Notice.

               C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Parent shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

     (f) Limitations on Exercises. The Parent shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together

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with such Person's affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the "Maximum Amount"). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Parent beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Parent's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Parent or (3) any other written notice by the Parent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Parent shall within two (2) Business Days confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Parent, including the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Parent, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Parent, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.

     (g) Insufficient Authorized Shares. The Parent shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Parent's obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If at any time while any of the Warrants remain outstanding the Parent does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 110% (the "Required Reserve Amount") of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (an "Authorized Share Failure"), then the Parent shall as promptly as practicable take all reasonable action necessary to increase the Parent's authorized shares of Common Stock to an amount sufficient to allow the Parent to reserve the Required Reserve Amount for the Warrants then

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outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Parent shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Parent shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

     (h) Forced Exercise by the Parent. The Parent may force the Holder to exercise this Warrant, in whole or in part, at any time all of the Exercise Conditions are satisfied. Provided the Exercise Conditions have all been satisfied, the Parent may provide notice (the "Parent Exercise Notice") to the Holder at any time within seven (7) Business Days after the occurrence of such events, indicating the Parent's desire to have the Warrant exercised. The Holder shall have five (5) Business Days after receipt of such Parent Exercise Notice to exercise the Warrants with the payment of the Aggregate Exercise Price. The Parent shall promptly deliver the Warrant Shares issued on exercise of this Warrant to the Holder (without further action by the Holder being required).

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

     (a) Adjustment upon Issuance of shares of Common Stock. Except for Excluded Issuances, if and whenever on or after the Subscription Date the Parent issues or sells, or in accordance with this Section 2 and Section 3 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Parent, but excluding shares of Common Stock deemed to have been issued by the Parent in connection with any Excluded Issuance), for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Parent upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

          (i) Issuance of Options. Except for Excluded Issuances, if the Parent in any manner grants any Options, whether or not immediately exercisable, and the lowest price per share for which one share of Common Stock is issuable upon

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the exercise of any such Option or upon conversion, exercise or exchange of any
Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Parent at the time of the granting or sale of such Option for such price per share. For purposes of this
Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Parent with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. Except for Excluded Issuances, if the Parent in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Parent at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Parent with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible

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Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

          (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Parent, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for no consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Parent therefor, after deduction of all underwriting discounts or allowances in connection with such issuance or sale. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Parent will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Parent will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Parent is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Parent and the Required Holders. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Parent and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Parent.

          (v) Record Date. If the Parent takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (b) Adjustment upon Subdivision or Combination of Common Stock. If the Parent at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Parent at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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     (c) Other Events. In the event that the Parent (or any direct or indirect subsidiary thereof) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Parent's Board of Directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Parent's Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Parent.

     (d) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Parent, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Parent shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities not addressed by Section 2, property or options not addressed by
Section 2 by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

     (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of a share of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Parent's Board of Directors) applicable to one share of Common Stock, and
(ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and

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     (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph
(a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

     (a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 and 3 above, if at any time the Parent grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then, upon exercise of this Warrant, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (b) Fundamental Transactions. The Parent shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Parent under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock or other equity interest equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to or concurrently with the consummation of such Fundamental Transaction. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Parent" shall refer instead to the Successor Entity), and may exercise every right and power of the Parent and shall assume all of the obligations of the Parent under this Warrant with the same effect as if such Successor Entity had been named as the Parent herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon

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exercise of this Warrant at any time after the consummation of the Fundamental
Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the common stock (or its equivalent) of the Successor Entity (or its Parent Entity, as applicable), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Parent shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events prior to the Expiration Date and shall be applied without regard to any limitations on the exercise of this Warrant.

4A. INCREASE IN WARRANT SHARES BASED ON TRADING PRICE. On the one-year anniversary of the Issuance Date, if the (a) difference between the Volume Weighted Average Price of the Common Stock over the twenty (20) Trading Days prior to such date and the Exercise Price (the "Positive Spread") multiplied by
(b) the number of Warrant Shares (such amount being the "Warrant Value") is not at least equal to $750,000 (the "Target Value"), then the number of Warrant Shares shall be increased as follows:

          (i) If the Warrant Value is less than zero, then the number of Warrant Shares shall be increased by 500,000.

          (ii) If the Warrant Value is greater than zero, then the number of Warrant Shares shall be increased by an amount equal to the lesser of (A) 500,000 and (B) the difference between (1) the Target Value and (2) the Warrant Value divided by (3) the Positive Spread.

5. NONCIRCUMVENTION. The Parent hereby covenants and agrees that the Parent will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Parent (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Parent may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Parent for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Parent or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Parent, whether such liabilities are asserted by the Parent or by creditors of the Parent. Notwithstanding this Section 6, the Parent shall provide the Holder with copies of the same notices and other information given to the stockholders of the Parent generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

     (a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Parent, whereupon the Parent will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

     (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Parent of evidence reasonably satisfactory to the Parent of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Parent in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Parent shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

     (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Parent, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no warrants for fractional shares of Common Stock shall be given.

     (d) Issuance of New Warrants. Whenever the Parent is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, it must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Parent:

                  Global Aircraft Solutions Inc.
                  6451 S. Country Club, Suite 111
                  Tuscon, AZ 85706
                  Facsimile:  (520) 547-8638
                  Attention:  J. Fry, General Counsel

         If to Holder:

                  Victory Park Master Fund, Ltd.
                  227 W. Monroe Street
                  Suite 3900
                  Chicago, IL 60606
                  Facsimile:  (312) 701-0794
                  Attention:  Matthew Ray

         with a copy (for informational purposes only) to:

                  McDermott Will & Emery LLP
                  340 Madison Avenue
                  New York, NY 10173
                  Facsimile:  (212) 547-5444
                  Attention:  Joel L. Rubinstein, Esq.
                              Meir A. Lewittes, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. The Parent shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Parent will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Parent closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Parent or any of its subsidiaries, the Parent shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Parent may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Parent has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrants or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrants without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10. SEVERABILITY. If any provision of this Warrant or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the terms of this Warrant will continue in full force and effect.

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Parent and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or fair market value or the arithmetic calculation of the Warrant Shares, the Parent or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile within two (2) Business Days of receipt of the applicable notice giving rise to such dispute to the Parent or the Holder (as the case may be). If the Holder and the Parent are unable to agree upon such determination or calculation of the Exercise Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Parent or the Holder (as the case may be), then the Parent shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price or fair market value to an independent, reputable investment bank selected by the Parent and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Parent's independent, outside accountant. The Parent shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Parent and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Parent to comply with the terms of this Warrant. The Parent acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Parent therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Parent in compliance with applicable securities laws.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     (a) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Parent, pursuant to which the Parent's securities may be issued to any employee (as that term is defined in such plan), officer or director for services provided to the Parent.

     (b) "Bloomberg" means Bloomberg Financial Markets.

     (c) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Parent and the Holder. If the Parent and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

     (d) "Eligible Market" means The New York Stock Exchange, Inc., the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or the Principal Market.

     (e) "Excluded Issuance" means any Common Stock issued or issuable or deemed issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon the exercise of the Warrants or (iii) upon a one-time automatic adjustment to the exercise price of any warrant outstanding on the date hereof in accordance with the terms of such warrant as in effect on the date hereof (without regard to any amendments subsequent to the date hereof).

     (f) "Exercise Conditions" means all of the following conditions: (i) for any 10-day period, the average Closing Sale Price per share of Common Stock is greater than or equal to 200% of the Exercise Price then in effect (as adjusted for additional issuances, splits, recapitalization and the like), (ii) the total daily trading volume for the shares of Common Stock over the same 10 day period referenced in (i) above equals or exceeds 750,000 shares, and (iii) all of the Warrant Shares have been registered for resale pursuant to the Securities Act of 1933, as amended and such registration statement is effective, or may be sold pursuant to an exemption from the registration requirements of Securities Act of 1933, as amended.

     (g) "Expiration Date" means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

     (h) "Fundamental Transaction" means that the Parent shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Parent is the surviving corporation) another Person,
(ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock, (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

     (i) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

     (j) "Registration Rights Agreement" means that certain registration rights agreement, dated as of even date herewith, by and among the Parent and the Buyers.

     (k) "Required Holders" means the holders of the SPA Warrants representing at least 70% of shares of Common Stock underlying the SPA Warrants then outstanding.

     (l) "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

     (m) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

     (n) "Volume Weighted Average Price" means, for the Common Stock as of any date or dates, the dollar volume-weighted average price of the Common Stock on the Principal Market during the period beginning at 9:30 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) on such date or dates as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of the Common Stock on the Principal Market or, if applicable, of any of the market makers for the Common Stock as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Weighted Average Price of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 13. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parent has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

                                            GLOBAL AIRCRAFT SOLUTIONS INC.


                                            By:  /s/  John B. Sawyer
                                               ---------------------------------
                                               Name:  John B. Sawyer
                                               Title: President

                                                                       EXHIBIT A
                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON STOCK

                         GLOBAL AIRCRAFT SOLUTIONS INC.

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Global Aircraft Solutions Inc., a Nevada corporation (the "Parent"), evidenced by the Warrant to Purchase Common Stock issued to the undersigned holder (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

        ____________    a "Cash Exercise" with respect to _________________
                        Warrant Shares; and/or

        ____________    a "Cashless Exercise" with respect to _______________
                        Warrant Shares.

     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Parent in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Parent shall deliver to holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to holder, or for its benefit, to the following address:

                          ___________________________
                          ___________________________
                          ___________________________
                          ___________________________



Date: _______________ __, ______


___________________________________________
         Name of Registered Holder


By: _____________________________
    Name:
    Title:

                                 ACKNOWLEDGMENT

     The Parent hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December __, 2007 from the Parent and acknowledged and agreed to by [TRANSFER AGENT].

                                            GLOBAL AIRCRAFT SOLUTIONS INC.



                                            By:_________________________________
                                               Name:
                                               Title: